Exhibit 99.1

Diamond Hill Announces Shareholder Approval of First Eagle Transaction

COLUMBUS, OH and NEW YORK, NY, March 3 2026 – Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) (“Diamond Hill” or the “Company”), an investment management firm known for its valuation-driven principles, long-term perspective, capacity discipline and client alignment, today announced that the Company has obtained all requisite shareholder approvals in connection with the proposed acquisition by First Eagle Investment Management, LLC ("First Eagle"). The Company will disclose the final, certified voting results on a Form 8-K with the U.S. Securities and Exchange Commission.

As previously announced, the proposed transaction is expected to close in the second quarter of 2026, subject to the satisfaction of remaining conditions to the closing of the Merger under the Merger Agreement, including the receipt of the requisite client consents based on revenue run-rate. Upon completion of the transaction, the Company will become a wholly-owned subsidiary of First Eagle and its common shares will no longer be traded on the Nasdaq.

Advisors

Broadhaven Capital Partners is serving as financial advisor, Davis Polk & Wardwell LLP and Vorys, Sater, Seymour & Pease LLP are serving as legal advisors, and FGS Global is serving as strategic communications advisor to Diamond Hill in connection with the transaction. UBS Investment Bank is serving as financial advisor and Willkie Farr & Gallagher LLP is serving as legal advisor to First Eagle in connection with the transaction.

About First Eagle Investments

First Eagle is an independent, privately owned investment management firm headquartered in New York, with approximately $181 billion in AUM as of December 31, 2025. First Eagle focuses on active, fundamental, and benchmark-agnostic investing across equity, fixed income, alternative credit, and multi-asset strategies, with a strong emphasis on downside mitigation. Upon completion of the Merger, the Company is expected to continue to operate as a wholly-owned subsidiary of First Eagle.

About Diamond Hill Investment Group

Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill's investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of December 31, 2025, Diamond Hill's assets under management and assets under advisement totaled $31.0 billion. For more information visit www.diamond-hill.com.

Forward-Looking Statements

This communication, the documents incorporated herein by reference and statements, whether oral or written, made from time to time by representatives of the Company, may contain or incorporate “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. These forward-looking statements may include, without limitation, any statements preceded by, followed by or including words such as “may,” “could,” “can have,” “believe,” “expect,” “aim,” “anticipate,” “target,” “goal,” “project,” “assume,” “budget,” “potential,” “estimate,” “guidance,” “forecast,” “outlook,” “would,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend,” and variations of such words and similar expressions. Similarly, descriptions of the Company’s objectives, strategies, plans, goals, or targets are also forward-looking statements. Such forward-looking statements include but are not limited to statements about the proposed Merger, including the expected timetable for completing the Merger and statements that are not historical facts.

Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, the Company's actual results and experiences may differ materially from the anticipated results or other expectations expressed in its forward-looking statements. Factors that may cause the Company’s actual results or experiences to differ materially from results discussed in forward-looking statements include, but are not limited to the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, each as filed with the Securities and Exchange Commission (“SEC”), and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings, and the following: (i) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between the Company and Purchaser, including in circumstances requiring the Company to pay a termination fee; (ii) potential litigation relating to the Merger that could be instituted against the parties to the definitive transaction agreement or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the possibility that the Merger does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iv) reputational risk and potential adverse reactions of clients, employees or other business partners and the businesses generally, including those resulting from the announcement of the Merger, including any resulting reduction in the Company’s AUM or AUA and the withdrawal, renegotiation or termination of any investment advisory agreements; (v) the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Common Shares; (vi) significant transaction costs associated with the Merger; and (vii) the diversion of management’s attention and time from ongoing business operations and opportunities on Merger-related matters.

Forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and in the Company’s other public documents on file with the SEC. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect it. The Company undertakes no obligation to update any forward-looking statements after the date they are made, whether as a result of new information, future events, changes in its expectations or developments or otherwise, except as required by law, although it may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.